EXHIBIT 23.1



                               KYLE L. TINGLE, CPA





To Whom It May Concern:                                       November 4, 2002


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of November 4, 2002 accompanying the audited financial statements of Domain Registration, Corp., as of September 30, 2002 and December 31, 2001, and the related statements of income, stockholders' equity, and cash flow for the periods indicated therein, in the Form 10QSB with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC




        P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
               Fax: (702) 436-4218, e-mail: Ktingle@worldnet.att.